EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated February 27, 2006 on our audits of the financial statements of SweetskinZ, Inc. as of December 31, 2005 and 2004 and for the years then ended in this Registration Statement on Form SB-2. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ MORISON COGEN LLP

Bala Cynwyd, Pennsylvania
January 8, 2007